EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT






                                 BY AND BETWEEN

                             IVDESK HOLDINGS, INC.,

                             IVDESK MINNESOTA, INC.,

                                       AND

                       FOCUSED SOLUTIONS CONSULTING, INC.



                                   DATED AS OF

                               SEPTEMBER 14, 2012




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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made effective this 14 day of September 2012 ("CLOSING DATE"), by and between IVDesk Holdings, Inc., a Delaware Corporation, IVDesk Minnesota, Inc., a Minnesota corporation ("BUYER"), and Focused Solutions Consulting, Inc., a Minnesota "S" Corporation ("SELLER"), William E. Sorenson and James J. Polakowski. SELLER, BUYER, William
E. Sorenson, James J. Polakowski and IVDesk Holdings, Inc. are hereinafter jointly referred to as the "PARTIES".

                              W I T N E S S E T H:

         WHEREAS, SELLER owns certain assets, including equipment, inventory, receivables, customer contracts, and good will, all used in connection with its business operated under the name Focused Solutions Consulting, Inc., and doing business as IVDesk from its offices at 1509 Marshall Street NE, Suite 300, Minneapolis, MN 55413 (the "Premises"); and

         WHEREAS,   SELLER   provides   Information   Technology   services   to
approximately 100 business customers; and

         WHEREAS,  SELLER was founded and is currently  100% owned by William E.
(Bill) Sorenson, its CEO, and James J. (Jim) Polakowski, its President and COO; ("SELLER'S SHAREHOLDERS") and

         WHEREAS, the Board of Directors of SELLER has approved the asset purchase by BUYER of certain assets and liabilities as described herein for the consideration described herein, as being in the best interests of SELLER and its stockholders in accordance with the applicable provisions of the Minnesota Business Corporations Act; and

         WHEREAS, BUYER is a Minnesota Corporation, and a wholly owned subsidiary of IVDesk Holdings, Inc. BUYER is a duly organized, validly existing corporation and in good standing under the laws of the State of Minnesota, and was formed specifically to operate an IT service targeted at mid-market (15-150 employees) organizations (the "Business") that will result from this Asset Purchase and;

         WHEREAS, the Board of Directors of BUYER and the Board of Directors of IVDesk Holdings, Inc. has approved the acquisition for the consideration described herein, as being in the best interests of their respective shareholders.

         WHEREAS,   the  PARTIES   desire  to  make   certain   representations,
warranties, covenants and agreements in connection with the asset purchase and also to prescribe various conditions to this transaction.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, undertakings, representations, warranties, agreements and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto agree as follows:

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I.       EXHIBITS

         The following Exhibits are made a part of this AGREEMENT and are incorporated herein by this reference:

         EXHIBIT A - Purchased Assets

         EXHIBIT B - Assumed Liabilities

         EXHIBIT C - Bill of Sale

         EXHIBIT D - IVDesk Holdings, Inc. Minutes

         EXHIBIT E - SELLER Minutes

         EXHIBIT F - Assignment and Assumption Agreement

         EXHIBIT G - BUYER Minutes

         EXHIBIT H - Certificate of SELLER

         EXHIBIT I - Certificate of BUYER

         EXHIBIT J - Employment Agreement for CEO

         EXHIBIT K - Employment Agreement for President

         EXHIBIT L - Employment Agreement for 5X Partners

         EXHIBIT M - Bylaws

         EXHIBIT N - Shareholder Agreement


II.      TERMS OF SALE

         1. PURCHASE OF ASSETS: Subject to the terms and conditions of this AGREEMENT, the SELLER hereby agrees to sell, convey, transfer and assign to the BUYER and BUYER hereby agrees to purchase and accept from the SELLER all of the SELLER's right, title and interest in the Assets of the SELLER itemized in EXHIBIT A (the "ASSETS") on the CLOSING DATE hereinafter specified, free and clear of any liens or encumbrances, except for such liens and encumbrances included in the "Assumed Liabilities" described in EXHIBIT B hereto. A physical inventory shall be taken of the ASSETS as of the close of business on the day preceding the CLOSING DATE. Upon signature of the closing documents, BUYER acknowledges that BUYER has inspected the ASSETS being purchased hereunder and is satisfied with their condition and that BUYER is purchasing the ASSETS in an "as is" condition as of the CLOSING DATE.

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                  SELLER   expressly   disclaims   any  implied   warranties  of
                  merchantability and fitness for a particular purpose in connection with the ASSETS.

         2. ASSUMPTION OF LIABILITIES: BUYER shall assume and be obligated for the contracts and obligations of SELLER as listed in the Assumed Liabilities List itemized in EXHIBIT B attached hereto and incorporated herein (the "Assumed Liabilities") on the CLOSING DATE hereinafter specified. Any liabilities not specifically identified in EXHIBIT B will remain the full responsibility of SELLER.

         3. PURCHASE PRICE AND PAYMENT: The total value of the sale pursuant to this AGREEMENT is $1,520,000.00 ("Purchase Price"). The Purchase Price shall be payable to SELLER in the following manner: Effective on the CLOSING DATE, IVDesk Holdings, Inc. shall transfer ownership of 4,000,000 shares of IV Desk Holdings, Inc. Common Stock to the SELLER (the "Common Stock"), which shall then distribute such shares to SELLER's SHAREHOLDERS in the liquidation and dissolution of SELLER as provided herein. The parties agree that such transfer of the shares of IVDesk Holdings, Inc. shall constitute full payment of the Purchase Price.

         4.       CLOSING:   The  closing   will  be  held  at  the  offices  of
                  _____________________ or at such other place as may be agreed to by the PARTIES.

III.     BUYER COVENANTS, REPRESENTATIONS AND WARRANTIES

         BUYER and IVDesk Holdings, Inc, as of the date of this Agreement and the Closing, warrant and represent the following:

         1. ORGANIZATION AND AUTHORITY OF IVDESK HOLDINGS, INC.: IVDesk Holdings, Inc. is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware. IVDesk Holdings, Inc. has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby, to own, lease and operate its properties and to conduct its business. With the board of director's approval attached as EXHIBIT D, the execution, delivery and performance by IVDesk Holdings, Inc. of the transaction documents to which it is a party and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IVDesk Holdings, Inc., including the approval of the Board of Directors of IVDesk Holdings, Inc. BUYER has heretofore delivered or made available complete and correct copies of the certificate of incorporation and by-laws of BUYER, the minute books and stock transfer records of BUYER, as in effect as of the CLOSING DATE.

         2. ORGANIZATION AND AUTHORITY OF BUYER: IVDesk Minnesota, Inc, is a wholly owned subsidiary of IVDesk Holdings, Inc., and is an entity duly organized, validly existing and in good standing under the laws of the State of Minnesota. IVDesk Minnesota, Inc. has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a

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                  party, to consummate the transactions  contemplated hereby, to own, lease and operate its properties and to conduct its business. BUYER is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect.

         3. DUE DILIGENCE: IVDesk Holdings, Inc. and BUYER have completed due diligence on SELLER, including an audit, have received all necessary information from the SELLER and are satisfied with the condition of the ASSETS. BUYER acknowledges that it has inspected the ASSETS and accepts the same "AS IS", "WHERE IS".

         4. CAPITALIZATION IMMEDIATELY PRIOR TO CLOSING DATE: As of the CLOSING DATE the authorized capital stock of IVDesk Holdings, Inc. consists of 100,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 1,000,000 shares of Common Stock are outstanding hereof and no shares of Preferred Stock are outstanding. The issued and outstanding shares of IVDesk Holdings, Inc. Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To IVDesk Holdings, Inc.'s knowledge, none of the outstanding shares of IVDesk Holdings, Inc. Common Stock were issued in violation of any law, including without limitation, federal and state securities laws. On the CLOSING DATE, the shares of IVDesk Holdings, Inc. Common Stock which shall be issued to the SELLER in payment of the Purchase Price will have been duly authorized and, when issued and delivered in accordance with this AGREEMENT, such shares of BUYER'S Common Stock will be validly issued, fully paid and nonassessable.

         5. CAPITALIZATION IMMEDIATELY AFTER CLOSING: Immediately after CLOSING the authorized capital stock of IVDesk Holdings, Inc. will consist of 100,000,000 shares of IVDesk Holdings, Inc.'s Common Stock and 5,000,000 shares of IVDesk Holdings, Inc.'s Preferred Stock, of which 5,000,000 shares of Common Stock will be outstanding hereof and no shares of Preferred Stock will be outstanding.

         6. NO VIOLATION; CONSENTS AND APPROVALS: The execution and delivery by BUYER and IVDesk Holdings, Inc. of the transaction documents and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under; (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of BUYER or IVDesk Holdings, Inc.,
                  (b) any laws applicable to BUYER or IVDesk Holdings, Inc., (c) or the property or assets of BUYER or IVDesk Holdings, Inc., or (d) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon

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                  any of the properties of BUYER or IVDesk Holdings,  Inc. under any contract to which BUYER or IVDesk Holdings, Inc. is a party or by which BUYER or any assets of BUYER may be bound. No Governmental Approval is required to be obtained or made by
                  or  with  respect  to  BUYER  or  IVDesk  Holdings,   Inc.  in
                  connection with the execution and delivery of this AGREEMENT or the consummation by BUYER or IVDesk Holdings, Inc. of the transactions contemplated hereby.

         7. LITIGATION; COMPLIANCE WITH LAWS: There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of BUYER or IVDesk Holdings, Inc., threatened against, relating to or affecting BUYER or IVDesk Holdings, Inc., the business, the assets, or any employee, officer, director, stockholder, or independent contractor of BUYER or IVDesk Holdings, Inc, in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against BUYER or IVDesk Holdings, Inc., or the business, the assets, or any employee, officer, director, stockholder, or independent contractor of BUYER or IVDesk Holdings, Inc. in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

                  BUYER and IVDesk Holdings, Inc. have complied with and are in compliance in all material respects with all laws applicable to their respective business. BUYER or IVDesk Holdings, Inc. has not received notice from any Governmental Entity or other Person of any material violation of law applicable to BUYER or IVDesk Holdings, Inc. or its business. BUYER has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to BUYER or IVDesk Holdings, Inc. and its business. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of BUYER or IVDesk Holdings, Inc., threatened to revoke or limit any such license.

         8. SURVIVAL: All covenants, warranties and representations made by BUYER and IVDesk Holdings, Inc. in this Section III shall be true and correct as of the CLOSING DATE and shall survive the CLOSING.

IV.      SELLER'S COVENANTS, REPRESENTATIONS AND WARRANTIES

         Seller represents and warrants that as of the date of this Agreement and the Closing, the following:

         1. ORGANIZATION AND AUTHORITY OF SELLER: SELLER is a Corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota which has elected Subchapter S status under the U.S. Internal Revenue Code. SELLER is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain

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                  such  qualification  or license would not,  individually or in the aggregate, have a Material Adverse Effect. SELLER has heretofore delivered or made available complete and correct copies of the certificate of incorporation and Bylaws of SELLER, the minute books, and membership interest records of SELLER in effect as of the CLOSING DATE of this AGREEMENT. SELLER has all requisite corporate power to own its property and carry on its business as presently conducted and to enter into and complete the transactions contemplated by this Agreement. The execution, delivery and performance of this
                  Agreement   and   the   consummation   of   the   transactions
                  contemplated hereby have been duly authorized by the Board of Directors of SELLER.

         2. VALID AND ENFORCEABLE AGREEMENT: This Agreement constitutes a valid and binding agreement of SELLER, enforceable in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violates or conflicts with the Articles of Incorporation or By-Laws of SELLER or, any agreement or other restriction of any kind or character by which SELLER is a party, by which SELLER is bound, or to which any of SELLER's property is subject.

         3. FULL DISCLOSURE: Seller has no liabilities (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued), including any liability for taxes, except for liabilities disclosed on Seller's most recent monthly balance sheet, or which would be so disclosed consistent with generally accepted accounting principles.

         4. FINANCIAL STATEMENTS: SELLER has previously delivered to BUYER unaudited financial statements ("Financial Information") of the Business. All such financial statements are, in all material respects, true, accurate and complete as of the date hereof and accurately represent the results of the Business for the periods thereof, and are consistent with the books and records of the SELLER.

         5.       BUSINESS  SINCE  THE  DATES  OF  THE  FINANCIAL   INFORMATION;
                  MATERIAL ADVERSE CHANGE: From the dates of the Financial Information through the date of this Agreement, the Business has been conducted in the ordinary course and in substantially the same manner as it was before the dates of the Financial Information. Since the dates of the Financial Information, there has been no material adverse change in the business, financial condition, operating results, assets, employee relations, customer or supplier relations or the business prospects of SELLER, (financial or otherwise) or results of operations of the Business, except as disclosed by SELLER in writing prior to Closing.

         6. UNTRUE STATEMENTS: No representation or warranty by SELLER contained in this Agreement and none of the information provided by SELLER during the due diligence process contains any untrue statement of material fact or omits to state any

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                  fact  necessary to make the  statements  herein or therein not misleading.

         7. CONTRACTS AND OBLIGATIONS: SELLER has provided BUYER with copies of all contracts or obligations for services of employees or independent contractors; outstanding contracts or orders for the purchase of services, inventory and supplies and all contracts and obligations relating to Assumed Liabilities have been delivered prior to the CLOSING DATE.

         8. DUE DILIGENCE: SELLER has successfully completed due diligence on BUYER and IVDesk Holdings, Inc.; has received all necessary information from the BUYER; and, based upon the financial statements and other information provided to SELLER by BUYER and or IVDesk Holdings, Inc. and upon the Warranties and Representations of SELLER included herein, is satisfied with the condition of the BUYER and IVDesk Holdings, Inc., and SELLER agrees to the capitalization status and plans as described herein.

         9. OWNERSHIP: The SELLER is the record owner of all of the ASSETS being sold hereunder as of the CLOSING, has good title to all of the ASSETS and is fully authorized to execute any duly constituted agreements transferring said ASSETS free and clear of all claims, liens and encumbrances, except those claims, liens and encumbrances specifically listed as Assumed Liabilities in EXHIBIT B; and it shall have full legal right, power and authority to sell, assign and transfer all of the ASSETS hereunder.

         10. INTELLECTUAL PROPERTY: SELLER is duly authorized by means of rights, licenses or other authority, to use all Intellectual Property purchased hereunder. SELLER has not received any notice with respect to, or has any knowledge of, any infringement or alleged infringement or unlawful or improper use by SELLER or any other person of any Intellectual Property or other intangible property right used in connection with the Business. No director, member, officer or employee of SELLER has any interest in any Intellectual Property, all of which are free and clear of any liens, security interests, claims or encumbrances of any kind. SELLER has not granted any licenses or other rights to any Intellectual Property purchased hereunder. No royalties or fees are payable for use in connection with the Business for the Intellectual Property and none will become payable as a result of the transactions contemplated hereby, there are no defaults under any license of the Intellectual Property, and except as disclosed by SELLER, all Intellectual Property and licenses therefore are assignable.

         11. NO VIOLATION; CONSENTS AND APPROVALS: The execution and delivery of the transaction documents does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any agreements to which SELLER is a party; (b) any laws applicable or the property or assets of SELLER, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of SELLER under any contracts to which

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                  SELLER is a party or by which  SELLER or any of its assets may be bound. No Governmental Approval is required to be obtained or made by or with respect to SELLER in connection with the execution and delivery of this AGREEMENT or the consummation of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have a material adverse effect on SELLER.

         12.      LITIGATION; COMPLIANCE WITH LAWS:

                  a. There are: (i) no claims, actions, suits, investigations or proceedings pending or threatened against, relating to or affecting SELLER, its business,  its  assets,  or  any  employee,  officer,
                           director, stockholder, or independent contractor of SELLER in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against SELLER, its business, its assets, or any employee, officer, director, interest holder, or independent contractor of SELLER in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby. To the knowledge of SELLER, SELLER has not been threatened to be made a party to, any legal action, claim, suit, litigation, legal, administrative or arbitral proceeding, labor dispute, governmental audit or formal investigation, criminal prosecution or unfair labor practice charge or complaint, or is aware of any facts which may give rise to such an action, in connection with the Business or the Assets.

                  b.       SELLER shall have  complied and is in  compliance  in
                           all material respects with all laws applicable to SELLER its business or its assets. SELLER has not received notice from any Governmental Entity or other person of any material violation of law applicable to SELLER, its business or its assets. SELLER has obtained and holds all required licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or threatened to revoke or limit any such License.

         13. TAXES AND TAX RETURNS: SELLER is a Subchapter S corporation for which a valid election under Section 1362 of the Internal Revenue Code was filed, and such election has remained in effect at all times thereafter. SELLER has properly and accurately completed and duly filed in correct form with the appropriate United States, state and local governmental agencies, all tax returns and reports required to be filed; such returns and reports are accurate and complete; and SELLER has paid in full or made adequate provisions in its financial statements for all taxes, interest, penalties, assessments, or deficiencies shown to be due on such tax returns and reports

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                  or claimed to be due by any taxing  authority or otherwise due and owing, including, without limitation, those due in respect
                  of  properties,   income,  franchises,   licenses,  sales  and
                  payrolls. SELLER has not executed or filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, any agreement or other document extending, or having
                  the  effect  of  extending,   the  period  for  assessment  or
                  collection of any taxes. SELLER is not a party to any pending action or proceeding, nor to the knowledge of SELLER is any such action or proceeding threatened, by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted
                  against   SELLER,   nor  has  SELLER  been   notified  by  any
                  governmental authority that an audit or review of any tax matter is contemplated. There are no tax liens (other than liens for taxes for current and subsequent years which are not yet due and delinquent) upon any properties or assets of
                  SELLER,   whether  real,   personal  or  fixed,   tangible  or
                  intangible. SELLER is not a party to any tax sharing agreement or arrangement. SELLER does not have outstanding any power of attorney authorizing any person to represent it before the Internal Revenue Service or before the taxing authorities of any state or subdivision thereof with respect to any tax matter.

         14. HISTORICAL BUSINESS: SELLER operates at least one significant historic business line, and owns at least a significant portion of its historic business assets, within the meaning of Treas. Reg. ss.1.368-1(d).

         15. TRANSFER HISTORY: In anticipation of the transaction herein described, and in no event subsequent to February 16, 2012, SELLER'S SHAREHOLDERS did not have any portion of their stock ownership in SELLER redeemed by SELLER, and did not receive any distributions (other than distributions to cover their tax liability with respect to their status as shareholders of an S corporation) with respect to their interests in SELLER, and no third party related to SELLER within the meaning of Treas. Reg. ss.1.368-1(e)(3)(i)(B) acquired any stock in SELLER, where such dispositions or acquisitions would reduce the aggregate fair value of the assets of SELLER to be received by Buyer as of the Closing to an amount less than 50% of the aggregate fair value of such assets determined immediately before any such distributions or acquisitions.

         16. ASSUMED LIABILITIES. The liabilities of SELLER assumed by BUYER or to which the transferred assets are subject were incurred by SELLER in the ordinary course of its business. There is no intercorporate indebtedness existing between SELLER and BUYER, or between SELLER and IVDesk Holdings, Inc. that was issued, acquired or settled at a discount.


         17. SURVIVAL: All covenants, warranties and representations made by SELLER in this Section IV shall be true and correct as of the CLOSING DATE and shall survive the CLOSING.

V. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES: The Parties, SELLER'S SHAREHOLDERS and IVDesk Holdings, Inc. shall, at the CLOSING, enter into, and IVDesk Holdings, shall adopt, the Bylaws attached hereto as EXHIBIT M. In addition, IVDesk Holdings, Inc., its shareholders, and the SELLER'S SHAREHOLDERS, shall enter into the Shareholder Agreement, which contains restrictions on the transfer and resale of IVDesk Holdings, Inc. common stock, in the form attached hereto as EXHIBIT N.


VI.      COVENANTS AFTER CLOSING:

         SELLER, SELLER'S SHAREHOLDERS, BUYER, and IVDesk Holdings, Inc. agree and covenant that after the CLOSING:

         1. BUYER shall, and SELLER'S SHAREHOLDERS and IVDesk Holdings, Inc. shall cause Buyer to, continue at least one significant historic business line, and use a significant portion of SELLER's historic business assets in the business of BUYER, within the meaning of Treas. Reg.ss.1.368-1(d).

         2. Seller shall not, directly or indirectly, grant any options, warrants, or other rights to purchase or obtain any of the Common Stock to be issued to Seller by IVDesk Holdings, Inc. in the transaction herein described, or to sell or otherwise dispose of such stock except to Seller'S shareholders.

         3. Seller shall not transfer the Common Stock except to Seller's shareholders, and Seller'S Shareholders have no present plan or present intent to redeem, sell or transfer such stock.

         4. Neither IVDesk Holdings, Inc. or Buyer have a plan or intent to redeem, reacquire or facilitate a transfer of the Common Stock from, for, or on behalf of SELLER'S SHAREHOLDERS. Neither IVDesk Holdings, Inc. or Buyer have a plan or intent to sell or otherwise dispose of the Assets of SELLER acquired in the transaction, except in the ordinary course of business.

         5. Seller shall timely liquidate and dissolve under Minnesota law in satisfaction of IRC Section 382(a)(2)(G) and shall provide written documentation to Buyer and IVDesk Holdings, Inc. reflecting the commencement of such liquidation and dissolution within 30 days after the Closing. As soon as reasonably possible after Closing, but no later than 30 days after Closing, Seller will distribute the Common Stock to Seller'S Shareholders. Seller, consistent with its liquidation and dissolution, shall distribute its remaining assets consistent with Minnesota law. Except as necessary to engage in its liquidation and dissolution, SELLER shall retain no assets upon completion of its dissolution and in no event shall Seller otherwise engage in a trade or business.

         6. BUYER, IVDesk Holdings, Inc., SELLER AND SELLER'S SHAREHOLDERS agree that no consideration shall be due and none shall be paid in the transaction described herein except for the Common Stock. Other than the Common Stock, no shares, options, warrants, or other stock-based rights in IVDesk Holdings, Inc. or Buyer shall be issued to SELLER or SELLER'S SHAREHOLDERS in IVDesk

         7. Holdings, Inc. or BUYER in connection with the transaction described herein.

         8. SELLER, and SELLER's SHAREHOLDER to the extent required by law, will be responsible for (i) the Pre-Closing taxes of or incurred through SELLER and (ii) all Post-Closing taxes incurred by or through SELLER, regardless of when due and payable to the extent such taxes are in excess of the amount reserved for taxes on SELLER's most recent monthly balance sheet as of the CLOSING DATE ("CLOSING DATE BALANCE SHEET"). BUYER will be responsible for its Post-Closing taxes, regardless of when due and payable and any Pre-Closing taxes to the extent of the amount properly reserved for taxes on the CLOSING DATE BALANCE SHEET. Pre-Closing taxes are any and all taxes incurred on or before the CLOSING DATE or by reason of events or transactions coincident with or through the end of the CLOSING DATE, including any income taxes incurred as a result of the transaction herein described. Post-Closing taxes are taxes incurred after the CLOSING DATE or by reason of events or transactions occurring after the CLOSING DATE.

         9. SELLER's SHAREHOLDERS will cause to be prepared, and will cause to be filed when due (including any extensions), all income tax returns of SELLER for all Pre-and Post-Closing Periods, and shall remit all taxes due thereon. SELLER will cause all such returns to be accurate and complete in accordance with applicable laws and, except as otherwise provided in the Agreement, to be prepared on a basis consistent with past such returns filed by or on behalf of SELLER except as otherwise required by law. SELLER shall provide a copy of any such income tax return for review by BUYER at least 15 days prior to the date of filing any such return.

                  BUYER shall prepare or cause to be prepared and shall file or cause to be filed all of its tax returns. BUYER shall provide a copy of any income tax returns, and other material tax returns, that include Pre-Closing taxes for review by SELLER and SELLER's SHAREHOLDER at least 15 days prior to the date for filing such returns. SELLER shall pay to BUYER within 15 days after the date on which taxes are paid with respect to such periods an amount equal to any Pre-Closing taxes shown on such returns to the extent such taxes exceed the amount reserved for such taxes on the CLOSING DATE Balance Sheet.

         10. After the CLOSING DATE, BUYER and SELLER's SHAREHOLDER will make available to the other, as reasonably requested, all information, records or documents (including state apportionment information) relating to income tax liabilities or potential income tax liabilities of or incurred though SELLER with respect to Pre- or Post-Closing Periods. The Parties will take reasonable steps to preserve all such information, records and documents until the expiration of any applicable statute of limitations thereof. BUYER will prepare and provide to SELLER any information or documents reasonably requested by SELLER or SELLER's SHAREHOLDER for use in preparing or reviewing the SELLER's tax returns referred to above. Notwithstanding any other provision hereof, each party will bear its own expenses in complying with the foregoing provisions.

         11. Each party will promptly notify the other in writing upon receipt by such party (or any of its affiliates) of notice of any pending or threatened liabilities for Pre-Closing taxes or through SELLER. BUYER will not settle or otherwise resolve any Tax Contest, if and to the extent it involves Pre-Closing taxes, without SELLER's SHAREHOLDER written consent which consent, will not be unreasonably withheld.

VII. NON-COMPETITION PROVISIONS: During the three (3) year period following the CLOSING, other than as an employee, officer, director, contractor, reseller, or agent of BUYER, SELLER and SELLER'S SHAREHOLDERS shall not directly or indirectly, either for its, his, her or its own account, or as a partner, shareholder, employee, manager or agent of a competing company, own, manage, operate, control, be employed by, participate in, or otherwise be connected with any other business similar to the Business, or engage in any commercial activity in competition with any part of the Company's business as conducted at any time herereafter. Neither SELLER nor SELLER's SHAREHOLDERS will retain, utilize or disclose to any third party any records, materials, or data related to the Business except to the extent necessary to satisfy legal obligations of the SELLER or SELLER's SHAREHOLDERS (i.e., preparation of income tax returns). In the event any of the provisions of this
         Section VII. shall be determined to be invalid by reason of their scope or duration, this Section VII. shall be deemed modified to such extent as required to cure the invalidity. In the event of a breach, or a threatened breach, of this covenant, BUYER shall be entitled to obtain an injunction restraining the commencement or continuance or the breach, as well as to any other legal or equitable remedies permitted by law.

VIII.    INDEMNIFICATION:

         1. SELLER and SELLER'S SHAREHOLDERS hereby agree to indemnify, defend and hold BUYER and IVDesk Holdings, Inc. harmless from and against and in respect of any and all liabilities, losses, damages, claims, costs and expenses, including, without limitation, interest, penalties and attorneys' fees relating to:

                  a.       the  breach  of  any   representation,   warranty  or
                           covenant of SELLER or SELLER's SHAREHOLDERS contained in or made pursuant to this Agreement; or

                  b. the assertion against BUYER or IVDesk Holdings, Inc. of any liability of SELLER or SELLER's SHAREHOLDERS not to be assumed by BUYER hereunder.

         2. BUYER hereby agrees to indemnify, defend and hold SELLER and SELLER'S SHAREHOLDERS harmless from and in respect of all liabilities, losses, damages, claims, costs and expense, including, without limitation, interest, penalties and attorneys' fees relating to:

                  a.       the  breach  of  any   representation,   warranty  or
                           covenant by BUYER contained in or made pursuant to this Agreement; or

                  b. the failure of BUYER to pay, discharge or perform any of the liabilities assumed by BUYER hereunder.

IX.      EMPLOYEES:

         At least one day prior to the Closing date, BUYER shall offer employment to each employee of SELLER; and subject to the Closing, such employment will be effective on the day following the Closing Date. BUYER is not assuming any liabilities with respect to any employee benefit plans (i.e., any and all pension or welfare benefit programs, payroll practices, fringe benefits, or other plans, arrangements, agreements and understandings for employees, groups of employees or specific individual employees to which Seller contributes or is a party, by which Seller may be bound or under which Seller may have liability, other than benefits required by applicable law) maintained by SELLER prior to the CLOSING.

X.       OTHER TERMS:

         1. HEADINGS: The headings contained in this AGREEMENT are for reference purposes only and shall not in any way affect the meaning or interpretation of this AGREEMENT.

         2. TRANSFER OF ASSETS: SELLER'S Shareholders agree to assist BUYER in the orderly transfer of the ASSETS. Shareholders of the SELLER and BUYER shall, as of the Closing Date, enter into Employment Agreements substantially in the form attached hereto as EXHIBITS J and K. Shareholders of the SELLER also agree to use their best efforts to implement the orderly transfer of SELLER'S employees to BUYER and for such employees to execute employee contracts with same.

         3. AMENDMENTS: This AGREEMENT may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of both PARTIES.

         4. BROKERAGE: Neither BUYER, SELLER nor the Shareholders of either of them have engaged any broker, finder, agent, banker or third party, nor have any of them otherwise dealt with anyone purporting to act in the capacity of a finder or broker in connection with the transactions contemplated hereby that have payment methods related to commissions, finder's fees or like charges. There are no outstanding commissions, finder's fees or other similar charges that have been or will be incurred by BUYER, SELLER, or any of their Shareholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5. EXPENSES: Each of the PARTIES to this AGREEMENT shall pay that party's own expenses incurred regarding this transaction and AGREEMENT, including, without limitation, accounting, taxes, and legal fees.

         6. ENTIRE AGREEMENT: The parties agree that this Agreement contains the entire agreement of the parties and that no prior understanding, written or oral, statement, promise or inducement made by any party which is not contained herein or in the exhibits attached hereto, or in the other agreements contemplated herein shall be valid or binding; and this Agreement shall not be modified, altered, or amended except in writing signed by the parties hereto and made a part of this Agreement.

         7. LEGAL CONDITIONS: The PARTIES shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to this Asset Purchase and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Acquisition.

         8. TAX MATTERS: Notwithstanding that it is the express intention of the PARTIES hereto that this acquisition shall constitute a tax free acquisition pursuant to Section 368 (a)(1)(C) and (D) where relevant, and/or Section 351 of the Internal Revenue Code, but no representation is made that this is a non-taxable transaction.

         9. INTEGRATION: The PARTIES acknowledge and agree that the ASSETS and ASSUMED LIABILITIES acquired by the BUYER as described in this AGREEMENT shall be integrated into IVDesk Holdings, Inc.'s wholly owned subsidiary, IVDesk Minnesota, Inc., as a self-standing, fully operating business. The PARTIES agree to implement this integration as by using their best efforts to accomplish such integration. If there shall be a default, non-performance or breach of any of the same, or obligation existing after notice of such default in accordance with the terms of this AGREEMENT, non-performance or breach is given to the party committing the same, the same shall constitute a material breach of all obligations and all of such agreements, documents, obligations and transactions entitling either party to pursue any or all available legal remedies of law, in equity or by any of such agreements. All remedies shall be cumulative by choice of either party and the exercise of any one or more remedies shall not preclude or prevent the later exercise of any other remedies from time-to-time.

         10. SUCCESSORS AND ASSIGNS: The provisions of this AGREEMENT shall be binding upon and inure to the benefit of the PARTIES hereto and their respective successors and assigns, provided that neither of the PARTIES shall assign, delegate or otherwise transfer any of its rights or obligations under this AGREEMENT without the written consent of the other party hereto.

         11. GOVERNING LAW: This AGREEMENT shall be construed in accordance with and governed by the law of the State of Minnesota without regard to principles of conflict of laws.

         12. NOTICES: All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the PARTIES at the current formal address of the party. On CLOSING DATE the formal addresses shall be:

                  AS TO SELLER:              FOCUSED SOLUTIONS CONSULTING, INC.
                                             2007 Forest Drive W.
                                             Richfield, Minnesota 55423

                                             Attn:  William E. Sorenson, CEO

                  AS TO BUYER and IVDESK HOLDINGS, INC.

                                             1509 Marshall Street NE
                                             Minneapolis, Minnesota 55413

                                             Attn:  Larry D. Ingwersen, Director

         13. SEVERABILITY: If any provision herein shall be deemed or declared unenforceable, invalid or void, the same shall not impair any of the other provisions contained herein, which shall be enforced in accordance with the respective terms.

         14. COUNTERPARTS: This AGREEMENT may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be duly executed the day and year first above written.

SELLER:                                        SELLER'S SHAREHOLDERS:
FOCUSED SOLUTIONS CONSULTING, INC.,
A MINNESOTA CORPORATION


By__________________________________           ________________________________
         William E. Sorenson                   William E. Sorenson
         Its Chief Executive Officer

By__________________________________           ________________________________
         James J. Polakowski                   James J. Polakowski
         Its President and
         Chief Operating Officer

BUYER:
IVDESK MINNESOTA, INC.                         IVDESK HOLDINGS, INC.
A MINNESOTA CORPORATION                        A MINNESOTA CORPORATION


By__________________________________           By______________________________
         Larry D. Ingwersen, Director            Larry D. Ingwersen, Director